SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2009
Cardiovascular Systems, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

000-53478	41-1698056
(Commission File Number)	(IRS Employer
Identification No.)
651 Campus Drive
St. Paul, Minnesota 55112-3495
(Address of Principal Executive Offices and Zip Code)
(651) 259-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.
(e) On January 12, 2009, the Board of Directors of Cardiovascular Systems, Inc. (the “Company”) approved changes to certain executive officer base salaries and adopted a new executive officer cash incentive compensation plan applicable to the six-month period ended June 30, 2009.
Base Salary
     Effective January 1, 2009, the base salary rates for certain of the Company’s named executive officers were increased from those base salary rates established for calendar year 2008 as set forth below.

	Calendar Year 2008	New Annual Base
Name	Base Salary Rate	Salary Rate
Laurence L. Betterley	$225,000	$250,000
Chief Financial Officer
James E. Flaherty	$218,000	$233,000
Chief Administrative Officer
The base salaries of the other named executive officers did not change.
Cash Incentive Compensation Plan
     The Board adopted a new cash incentive plan for the six months ending June 30, 2009. The Company’s prior cash incentive plans established calendar year incentive periods, and the purpose of the new cash incentive plan is to align the period for the Company’s compensation program with its June 30 fiscal year end. In the future, the Company expects all compensation plans will be on a fiscal year basis.
     This plan conditions the payment of incentive compensation to all participants upon the Company’s achievement of revenue and adjusted EBITDA financial goals. Target bonus amounts are split evenly between these two goals. None of the named executive officers is subject to individual goals under this plan. No plan participant will receive a bonus unless the Company achieves certain minimum adjusted EBITDA goals. Target bonus levels as a percentage of base salary for the six-month period are 75% for the President and Chief Executive Officer and 50% for the other named executive officers. Depending upon the Company’s performance against the goals, participants are eligible to earn 50% to 200% of their target bonus amount for adjusted EBITDA and 50% to 150% of their target bonus amount for revenue; however, in the event of extraordinary revenue performance above the goals set by the board, the participants would receive incentive payments greater than 150% of their targets for the revenue goal based upon a formula established by the board, with no maximum payout set under the plan. The plan criteria are the same for all of the named executive officers. This plan is designed to reward the executive officers for achieving and surpassing the financial goals set by the compensation committee and board of directors.

      In addition to incentives under the new plan, effective January 1, 2009, John Borrell, the Company’s Vice President of Sales, receives a monthly sales commission of 0.286% of all revenue and Paul Tyska, the Company’s Vice President of Business Development, receives a monthly sales commission of 2.667% of sales of ancillary products (excluding guidewires). Messrs. Borrell and Tyska are both named executive officers. These sales commissions replace the commissions Messrs. Borrell and Tyska were eligible to receive during calendar year 2008.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 15, 2009

CARDIOVASCULAR SYSTEMS, INC.
By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer